As filed with the Securities and Exchange Commission on June 18, 2020
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DraftKings Inc.
(Exact name of registrant as specified in its charter)
Nevada	7990	84-4052441
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
222 Berkeley Street, 5th Floor
Boston, MA 02116
(617) 986-6744
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Stanton Dodge
Chief Legal Officer
DraftKings Inc.
222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116
(617) 986-6744
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Scott D. Miller Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Tel: (212) 558-4000	Joel L. Rubinstein Jonathan P. Rochwarger Elliott M. Smith White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239217
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	2,563,106	$40.00	$102,524,240	$13,307.65
Total Registration Fee			$102,524,240	$13,307.65

(1)
Includes the offering of additional shares of Class A common stock pursuant to the underwriters’ option to purchase additional shares. Does not include (i) 15,682,218 shares of Class A common stock previously registered by the Company on the Registration Statement on Form S-1 (333-239217) or (ii) 27,754,676 shares of Class A common stock previously registered by the Company on the Registration Statement on Form S-1 (333-238051) remaining unsold thereunder and which are being carried forward to this registration statement.

(2)
Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by DraftKings Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, (i) the Registrant’s Registration Statement on Form S-1 (File No. 333-239217), originally filed June 16, 2020 (the “June Registration Statement”), which was declared effective by the Commission on June 18, 2020 and (ii) the Registrant’s Registration Statement on Form S-1 (File No. 333-238051), originally filed May 6, 2020, as amended on May 12, 2020 and which was declared effective by the Commission on May 13, 2020 (such registration statements, together with their exhibits, the “Prior Registration Statements”).
The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered and registered under the June Registration Statement by 2,563,106 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statements.
CERTIFICATION
The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on June 19, 2020), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours on June 19, 2020.

Exhibit Index
Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP as to the validity of the common stock.
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Diamond Eagle Acquisition Corp.
23.2	Consent of BDO USA, LLP, independent registered public accounting firm of DraftKings Inc.
23.3	Consent of Ziv Haft, CPA (Isr.), a BDO Member Firm, independent registered public accounting firm of SBTech (Global) Limited.
23.4	Consent of Greenberg Traurig, LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 18th day of June, 2020.
DraftKings Inc.
By:
/s/ R. Stanton Dodge

Name:
R. Stanton Dodge

Title:
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 18th day of June, 2020.
Name	Position	Date
/s/ Jason D. Robins Jason D. Robins	Chief Executive Officer and Chairman (Principal Executive Officer)	June 18, 2020
/s/ Jason K. Park Jason K. Park	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2020
* Harry Evans Sloan	Vice Chairman	June 18, 2020
* Michael Gavin Isaacs	Director	June 18, 2020
* Matthew Kalish	Director	June 18, 2020
* Woodrow H. Levin	Director	June 18, 2020
* Paul Liberman	Director	June 18, 2020
* Shalom Meckenzie	Director	June 18, 2020
* Ryan R. Moore	Director	June 18, 2020
* Steven J. Murray	Director	June 18, 2020
* Hany M. Nada	Director	June 18, 2020
* Richard Rosenblatt	Director	June 18, 2020
* John S. Salter	Director	June 18, 2020
* Marni M. Walden	Director	June 18, 2020

* By:
/s/ R. Stanton Dodge
R. Stanton Dodge
As Attorney-in-Fact

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